UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2020

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
520 Pike Street Suite 2000, Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 331-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	MCHX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As separately reported, Marchex, Inc. (the “Company” or “Marchex”) is relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions From Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 25, 2020 (Release No. 34-88465).  In light of ongoing developments related to COVID-19, the Company is supplementing the risk factors previously disclosed under Part I, Item 1A, “Risk Factors” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with the following risk factor:

Risks Relating to Our Company

The continuing impacts of COVID-19 are highly unpredictable and could be significant, and may have an adverse effect on our business, operations and our future financial performance.

In late 2019, COVID-19 emerged and by March 11, 2020 was declared a global pandemic by the World Health Organization. Governments and municipalities around the world instituted measures in an effort to control the spread of COVID-19, including quarantines, shelter-in-place orders, school closings, travel restrictions, and closure of non-essential businesses. By the end of March, the macroeconomic impacts became significant, exhibited by, among other things, a rise in unemployment and market volatility.

The global health and economic implications of this pandemic has had and is expected to continue to have significant impacts on our business, operations and future financial performance at least for the near term. As a result of the scale of the continuing COVID-19 pandemic and the speed at which the global community has been impacted, our quarterly and annual revenue trends or growth rates and expenses as a percentage of our revenues may differ significantly from our historical trends and rates, and our future operating results may fall below expectations.

The impact of the continuing COVID-19 pandemic on our business, operations and future financial performance could include, but are not limited to:

•

Significant decline in revenues due to customers adversely impacted by the COVID-19 pandemic, including many of our larger customers (such as automotive manufacturing, automotive services, dental and health provider networks, home services, real estate, small business resellers, agencies and hospitality companies, which have seen their operations largely limited or shut-down).

•	Significant decline in revenues as customer spending slows due to an economic downturn.
•

Significant decrease in our operating cash flows as a result of decreased customer spending and deterioration in the credit quality of our customers, which could adversely affect our accounts receivables.

•	Sales prospects delaying decision making and reducing propensity to purchase.
•	Extensive recent burn rate and anticipated continued significant burn rate.
•	Challenges in servicing customers and extending and entering into new agreements.
•	Anticipated reduction in customer budgets and slower sales cycles.
•	Customer requests for price concessions and extended payment terms.
•	Customer cancellations and inability to pay.
•	Customer reconsideration and delay in launching previously slated test programs with us.
•	Our working capital needs and declining cash position.
•	Recent and potentially future losses and asset impairments.
•	Suspension of hiring initiatives.
•	Absence of debt or equity financing alternatives.
•

The rapid and broad-based shift to a remote working environment creates inherent productivity, connectivity, and oversight challenges. In addition, the changed environment under which we are operating could have an impact on our internal controls over financial reporting as well as our ability to meet a number of our compliance requirements in a timely or quality manner.

Forward-Looking Statements

 Certain statements included above contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding our strategy, future operations, future financial position, future revenues, other financial guidance, acquisitions, dispositions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make due to a number of important factors including but not limited to product demand, order cancellations and delays, competition, changes in business strategy or development plans, and general economic and business conditions, as well as the continuing impact of the COVID-19 pandemic on the general economy, our customers and on our business, operations, employees and financial condition. These factors are described in greater detail in the "Risk Factors" section of our most recent periodic report or registration statement filed with the Securities and Exchange Commission. All of the information provided herein is as of May 11, 2020 and the Company undertakes no duty to update the information provided herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Marchex has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MARCHEX, INC.

Date: May 11, 2020	By:	/s/ MICHAEL A. ARENDS
	Name:	Michael A. Arends
	Title:	Co-CEO and Chief Financial Officer (Principal Executive Officer for SEC reporting purposes, Principal Financial Officer and Principal Accounting Officer)